EXHIBIT 77 H.

CHANGES IN CONTROL OF REGISTRANT

On March 23, 2001, the Neuberger Berman Fasciano Fund acquired 100% of the assets and liabilities of the Fasciano Fund.

Form N-8F, filed with the Securities and Exchange Commission on July 10, 2001, is hereby incorporated by reference.